CHISHOLM & ASSOCIATES
                         Certified Public Accountants
A Professional                  P.O. Box 540216           Office (801)292-8756
Corporation              North Salt Lake, Utah 84054      FAX (801) 292-8809

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                       CONSENT OF CHISHOLM & ASSOCIATES
                             INDEPENDENT AUDITORS

We hereby consent to the use of our report dated Marcy 2, 2001, with respect to the consolidated financial statements included in the filing of the

Registration Statement (Form S-1A) of Pacific Webworks, Inc.  for the fiscal years ended December 31, 2000, 1999 and 1998.



                                          /s/ Chisholm & Associates
                                          Chisholm & Associates



North Salt Lake, Utah
May 3, 2001